Exhibit 21.1
Rexnord Corporation
List of Subsidiaries

Name	Place of Incorporation
Environmental Energy Company	California
HL Capital Corp.	California
Sanitary-Dash Manufacturing, Inc.	Connecticut
American Autogard LLC	Delaware
Chase Acquisition I, Inc.	Delaware
RBS Global, Inc	Delaware
Rexnord LLC	Delaware
The Falk Service Corporation	Delaware
PT Components, Inc.	Delaware
RBS Acquisition Corporation	Delaware
RBS China Holdings, L.L.C.	Delaware
Rexnord Funding, LLC	Delaware
Rexnord Industries, LLC	Delaware
Rexnord International Inc.	Delaware
Rexnord-Zurn Holdings, Inc.	Delaware
OEI, Inc.	Delaware
OEP, Inc.	Delaware
Krikles, Inc.	Delaware
Zurco, Inc.	Delaware
Zurn International, Inc.	Delaware
Zurn Industries, LLC	Delaware
Zurn PEX, Inc.	Delaware
GA Industries Holdings, LLC	Delaware
VAG Valves USA Inc.	Illinois
Prager Incorporated	Louisiana
Rodney Hunt-Fontaine, Inc.	Massachusetts
Fontaine USA Inc.	New Hampshire
Cline Acquisition Corp.	North Carolina
GA Industries, LLC	Pennsylvania
Autogard Asia Pacific Pty	Australia
Falk Australia Pty Ltd.	Australia
Rexnord Australia Pty Ltd.	Australia
VAG Armaturen At GmbH	Austria
Rexnord NV	Belgium
Rexnord Correntes Ltda	Brazil
Rexnord do Brasil Industrial Ltda	Brazil
Rexnord Canada Ltd.	Canada
Zurn Industries Limited	Canada
Rodney Hunt-Fontaine Ltd.	Canada
Zurn Asia Holding Ltd.	Cayman Islands
Rexnord Chile Commercial Limitada	Chile
VAG Armaturen Chile Limitada	Chile
Changzhou Rexnord Transmission Co. Ltd.	China
Falk Shanghai Co., Ltd.	China
Rexnord Conveyor Products (Wuxi) Co. Ltd.	China

Rexnord Hong Kong Holdings Ltd.	China
Rexnord Industries Enterprise Management (Shanghai) Co. Ltd.	China
Rexnord Power Transmission Products (Taicing) Co. Ltd.	China
VAG Water Systems (Taicang) Co., Ltd.	China
Jihomoravska armaturka Spol. S.r.O.	Czech Republic
Rexnord France Holdings SAS	France
Fontaine Europe SAS	France
VAG Valves France SARL	France
Autogard Kupplungen Gmbh	Germany
MCC Deutschland Kette GmbH	Germany
Rexnord GmbH	Germany
Rexnord Kette GmbH	Germany
Rexnord Hameln Gmbh	Germany
VAG Armaturen Gmbh	Germany
VAG Holding Gmbh	Germany
Rexnord India Private Limited	India
VAG-Valves India (Private) Limited	India
Autogard Italy Srl	Italy
Rexnord Flat Top Italy Srl	Italy
Rexnord Italy Holdings Srl	Italy
Rexnord Marbett Srl	Italy
VAG Valvole Italia Srl	Italy
VAG-Valves Malaysia Sdn.Bhd.	Malaysia
Valvulas VAG de Mexico, S.A. de C.V.	Mexico
Mecánica Falk S.A. de C.V.	Mexico
Rexnord Industrial S.A. de C.V.	Mexico
Rexnord S.A. de C.V.	Mexico
Rexnord Asia Pacific Pte. Ltd.	Singapore
Rexnord Finance BV	Netherlands
Rexnord FlatTop Europe BV	Netherlands
Rexnord Flat Top Holdings B.V.	Netherlands
Rexnord Dutch One C.V.	Netherlands
VAG Armatura Polska Sp.Z.O.O.	Poland
OOO VAG Armaturen RUS	Russia
Rexnord South Africa Pty	South Africa
VAG Valves South Africa Pty	South Africa
VAG-Valves Middle East FZE	UAE
Autogard Holdings Limited	UK
British Autogard Limited	UK
Fiert Holdings Limited	UK
Fontaine Holdings Limited	UK
Fontaine UK Ltd.	UK
Rexnord Industries (UK) Limited	UK
VAG Valves UK Limited	UK
Zurn Europe Limited	UK
Falk de Venezuela, SA	Venezuela